UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2009

Commission File Number: 0-25662

ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ 07059	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 2.02 Results of Operations and Financial Condition

On July 28, 2009, ANADIGICS, Inc. (“ANADIGICS”) is issuing a press release and holding a conference call announcing its financial results for the second quarter 2009. A copy of the press release is furnished as Exhibit 99 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, impairment of auction rate securities and non-comparative charges in the second quarter of 2009 resulting from inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.   The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1  Press Release issued by ANADIGICS, Inc., dated July 28, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, INC.

Date: July 28, 2009

By: /s/ Thomas C. Shields

Name: Thomas C. Shields
Title: Executive Vice President and Chief Financial Officer
EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by ANADIGICS, Inc., dated July 28, 2009

ANADIGICS ANNOUNCES SECOND QUARTER 2009 RESULTS

Quarterly Net Sales of $31.5 Million; Non-GAAP Net Loss was ($0.18)

WARREN, N.J., July 28, 2009—ANADIGICS, Inc. (Nasdaq: ANAD), a leading provider of semiconductor solutions in the broadband wireless and wireline communications markets, reported second quarter 2009 net sales of $31.5 million, an increase of 3% sequentially and a decrease of 61% from the second quarter of 2008.  As of July 4, 2009, cash, cash equivalents and short and long-term marketable securities totaled $128.4 million.

GAAP net loss for the second quarter of 2009 was $14.3 million, or ($0.23) per share. Non-GAAP net loss for the second quarter of 2009 was $11.3 million, or ($0.18) per share.  Non-GAAP financial measures exclude charges of $3.0 million, or ($0.05) per share, associated with stock-based compensation.  The details of the Non-GAAP adjustments are available in the accompanied financial schedules.

“This has been an important quarter for ANADIGICS.  We have implemented many changes within the company focused on operational excellence and the results demonstrate that we are on the right track.  We achieved sequential revenue growth coupled with better than expected gross margins,” remarked Mario Rivas, President and Chief Executive Officer of ANADIGICS.  “We are pleased to see strong revenue growth in wireless products driven by our tier 1 handset customers and we see significant opportunities not only with our current product offering but with new product solutions currently under development.  Our differentiated products remain the key factor in driving a high level of customer engagement in design activity positioning the company for a stronger second half of the year.”

Outlook for the Third Quarter 2009

Net sales for the third quarter of 2009 are estimated to increase sequentially over the second quarter of 2009 by approximately 5% to 10%.  Net loss per share on a GAAP basis for the third quarter is expected to be approximately ($0.20) to ($0.21).  Non-GAAP loss per share, excluding non-cash stock compensation expense, is expected to be approximately ($0.15) to ($0.16).

The statements regarding the Company’s anticipated future performance are forward looking and actual results may differ materially. Please see safe harbor statement at the end of this press release.

This press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses non-GAAP net income or loss and non-GAAP income or loss per share to evaluate the company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the company's business from the same perspective as the company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude charges related to stock-based compensation, restructuring charges, impairment of auction rate securities and non-comparative charges in the first quarter of 2009 resulting from inventory reserves associated with reduced demand. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively, within this press release.

Conference Call

ANADIGICS' senior management will conduct a conference call today at 5:00 PM Eastern Time. A live audio Webcast will be available at www.anadigics.com/investors. A recording of the call will be available approximately two hours after the end of the call on the ANADIGICS Web site or by dialing 800-642-1687 conference ID 19084476 (available until August 4, 2009).

Recent Highlights

July 23, 2009 – Samsung Leverages ANADIGICS’ WCDMA PA Portfolio to Power New Omnia HD and Memoir Handsets
July 22, 2009 – ANADIGICS Announces New High Power, Dual-Band Front End IC for WiFi in Mobile Electronics
June 23, 2009 - ANADIGICS’ Broad Portfolio of 3G PAs Power LG Electronics’ New ARENA Handsets
June 9, 2009 - ANADIGICS’ Innovative New WCDMA/HSPA Family of Power Amplifiers Simplify 3G Mobile Device Design
June 8, 2009 - ANADIGICS Appoints New Vice President of Operations
June 2, 2009 - ANADIGICS’ Technology Leadership Rewarded With Four New Patents
May 20, 2009 - ANADIGICS Launches New WiMAX 4G Power Amplifier To Drive Evolution from Fixed-Point to Mobile Services
May 13, 2009 - ANADIGICS Wins China Telecommunication Technology Innovation Award

 # # #

About ANADIGICS, Inc.

ANADIGICS, Inc. (Nasdaq: ANAD - News) is a leading provider of semiconductor solutions in the growing broadband wireless and wireline communications markets. The Company's products include power amplifiers, tuner integrated circuits, active splitters, line amplifiers, and other components, which can be sold individually or packaged as integrated radio frequency and front end modules.

Safe Harbor Statement

Except for historical information contained herein, this press release contains projections and other forward-looking statements (as that term is defined in the Securities Exchange Act of 1934, as amended). These projections and forward-looking statements reflect the Company's current views with respect to future events and financial performance and can generally be identified as such because the context of the statement will include words such as "believe", "anticipate", "expect", or words of similar import. Similarly, statements that describe our future plans, objectives, estimates or goals are forward-looking statements. No assurances can be given, however, that these events will occur or that these projections will be achieved and actual results and developments could differ materially from those projected as a result of certain factors. Important factors that could cause actual results and developments to be materially different from those expressed or implied by such projections and forward-looking statements include those factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2008, and those discussed elsewhere herein.

ANADIGICS, INC.
Consolidated Statements of Operations
(Amounts in thousands, except per share amounts, unaudited)

	Three months ended		Six months ended
	July 4, 2009	June 28, 2008	July 4, 2009	June 28, 2008

Net sales	$31,463	$80,493	$61,958	$154,862
Cost of sales	28,703	50,573	57,948	98,337
Gross profit	2,760	29,920	4,010	56,525
Research and development expenses	10,376	14,797	22,001	29,128
Selling and administrative expenses	6,338	9,441	13,770	18,321
Restructuring charge	-	-	2,598	-
Operating (loss) income	(13,954)	5,682	(34,359)	9,076
Interest income	287	1,281	846	3,219
Interest expense	(591)	(591)	(1,182)	(1,182)
Other expense	-	(324)	(1,545)	(1,136)
Net (loss) income	$(14,258)	$6,048	$(36,240)	$9,977

Net (loss) earnings per share
Basic	$(0.23)	$0.10	$(0.58)	$0.17
Diluted	$(0.23)	$0.10	$(0.58)	$0.16

Basic shares outstanding	62,209	60,027	61,976	59,669
Basic & dilutive shares outstanding	62,209	69,351	61,976	68,596

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP net (loss) income	$(14,258)	$6,048	$(36,240)	$9,977
Stock compensation expense in continuing operations
Cost of sales	617	1,026	1,342	1,752
Research and development	1,117	1,905	2,548	3,801
Selling and administrative	1,243	2,010	2,688	3,794
Cost of sales adjustment (1)	-	-	1,410	-
Auction rate securities impairment	-	614	1,565	1,437
Restructuring charge	-	-	2,598	-
Non-GAAP net (loss) income	$(11,281)	$11,603	$(24,089)	$20,761

Non-GAAP earnings (loss) per share *
Basic	$(0.18)	$0.19	$(0.39)	$0.35
Diluted	$(0.18)	$0.18	$(0.39)	$0.32

(*) Calculated using related GAAP shares outstanding

(1) Six months ended July 4, 2009 includes $1,410 inventory reserves charge for products with reduced demand recorded in first quarter of 2009.

ANADIGICS, INC.
Condensed Consolidated Balance Sheets
(Amounts in thousands)

	July 4, 2009	December 31, 2008
Assets	Unaudited

Current assets:
Cash and cash equivalents	$96,743	$123,552
Marketable securities	23,216	13,340
Accounts receivable	16,757	25,384
Inventory	22,320	33,578
Prepaid expenses and other current assets	4,115	3,121
Total current assets	163,151	198,975

Marketable securities	8,438	8,832
Plant and equipment, net	89,519	95,671
Other assets	293	299
	$261,401	$303,777

Liabilities and stockholders’ equity

Current liabilities:
Accounts payable	$11,965	$18,267
Accrued liabilities	6,671	13,203
Accrued restructuring costs	433	1,165
Convertible notes	38,000	38,000
Total current liabilities	57,069	70,635

Other long-term liabilities	3,079	3,134

Stockholders’ equity	201,253	230,008
	$261,401	$303,777

* The condensed balance sheet at December 31, 2008 has been derived from the audited financial statements at such date but does not include all the information and footnotes required by U.S.
generally accepted accounting principles for complete financial statements.